Dreyfus Founders Funds, Inc.
File No. 811-1018
Form N-SAR
Exhibit 77Q1(g)

The Plan of Reorganization adopted by the Board of Directors of Dreyfus Founders Funds, Inc. with respect to the reorganization of its Dreyfus Founders Focus Fund series into its Dreyfus Founders Growth Fund series is attached as Appendix A to the Prospectus/Proxy Statement, dated December 20, 2001, included in the Registration Statement of Dreyfus Founders Funds, Inc. on Form N-14 (File No. 333-73758), and is hereby incorporated by reference.